FUSION

Philip Turits

CONTACT:

212-201-2407

pturits@fusiontel.com

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Fusion Reports First Quarter 2011 Results

NEW YORK, May 20, 2011 - Fusion Telecommunications International, Inc. (OTC BB: FSNN) today announced financial results for the quarter ended March 31, 2011.

Fusion reported consolidated revenues of $10.2 million for the quarter ended March 31, 2011, an increase of 6.3% when compared to revenues of $9.6 million for the quarter ended March 31, 2010. The increase over the prior year was primarily attributable to a 5% increase in revenues in the Carrier Services segment resulting from a higher blended rate per minute of traffic terminated.  Fusion also reported a 36% revenue increase in the Corporate Services segment due to continued expansion of the customer base in this segment.

Consolidated gross margin increased to 10.4% for the first quarter of 2011 as compared to 9.6% for the first quarter of 2010.  The increase in consolidated gross margin for the quarter was due to stronger gross margins in the Carrier Services segment, as well as an increase in relative contribution from the higher margin Corporate Services segment, which achieved a gross margin of 37.0% for the quarter ended March 31, 2011.

Selling, general and administrative (“SG&A”) expenses decreased by 2% in the first quarter of 2011 compared to the same period of a year ago.  As a percentage of consolidated revenues, SG&A expenses decreased from 22.9% of revenues in 2010 to 21.2% of revenues in 2011.

Fusion reported a net loss of $1.2 million for the quarter ended March 31, 2011, compared to a loss of $1.5 million for the quarter ended March 31, 2010.  For 2011, the net loss applicable to common stockholders was $1.4 million, or $0.01 per share, compared to a net loss applicable to common stockholders of $1.7 million, or $0.02 per share, for the quarter ended March 31, 2010.

For the quarter ended March 31, 2011, adjusted EBITDA loss (earnings from continuing operations before interest, taxes, depreciation, amortization, and specific non-recurring and non-cash adjustments) decreased $0.2 million or 17%, to $1.0 million, compared to $1.2 million for the quarter ended March 31, 2010.

As of March 31, 2011 and December 31, 2010, the Company had current assets of $2.4 million and $2.9 million, respectively.  Current liabilities as of March 31, 2011, were $13.1 million compared to $12.6 million at December 31, 2010.  Stockholders' deficit at March 31, 2011 and December 31, 2010 was $9.1 million and $8.1 million, respectively.

Commenting on the first quarter results, Matthew Rosen, Chief Executive Officer of Fusion, said, “We are pleased to report year over year revenue growth in both the corporate and carrier segments of our business despite the limited availability of working capital, while we continued to narrow our operating and adjusted EBITDA losses.  We continue to focus on growing the company organically, securing the capital necessary to fund company operations and looking for strategic partnerships and acquisitions.”

Expanding on Mr. Rosen’s comments, Don Hutchins, President and Chief Operating Officer of Fusion, said, “The initiatives we put in place during 2010 to better manage our SG&A expenses and improve our overall operational efficiency had a positive impact on our first quarter results, and we remain optimistic about our ability to grow both of our business segments while continuing to improve our bottom line. We were very pleased that our strong commitment to building the Corporate Services segment was rewarded by the record amount of new contracted revenue signed during the first quarter.”

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the communications industry to evaluate companies on the basis of operating performance and leverage. The Company also believes that EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as stock-based compensation.  Although the Company uses adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and adjusted EBITDA are not intended to represent cash flows for the period presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).  In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading "Reconciliation of Net Loss to EBITDA and Adjusted EBITDA", immediately following the Consolidated Balance Sheets included in this press release.

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls, securing necessary funding and litigation. Risk factors, cautionary statements, and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and are available through http://www.sec.gov.

Fusion Telecommunications International, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
	2011	2010
Revenues	$ 10,204,280	$ 9,588,632
Operating expenses:
Cost of revenues	9,145,630	8,663,769
Depreciation and amortization	168,538	231,875
Selling general and administrative expenses	2,160,753	2,196,312
Advertising and marketing	4,563	3,771
Total operating expenses	11,479,484	11,095,727
Operating loss	(1,275,204)	(1,507,095)
Other income (expenses):
Interest income	96	124
Interest expense	(48,383)	(49,591)
Gain on settlements of debt	-	9,500
Other	88,695	4,867
Total other income (expenses)	40,408	(35,100)
Loss from continuing operations	(1,234,796)	(1,542,195)
Discontinued operations:
Income (loss) from discontinued operations	8,212	(1,373)
Net loss	$ (1,226,584)	$ (1,543,568)
Preferred stock dividends in arrears	(143,901)	(157,710)
Net loss applicable to common stockholders:	$ (1,370,485)	$ (1,701,278)
Basic and diluted loss per common share:
Loss from continuing operations	$ (0.01)	$ (0.02)
Loss from discontinued operations	0.00	(0.00)
Loss per common share	$ (0.01)	$ (0.02)
Weighted average common shares outstanding:
Basic and diluted	132,604,753	97,046,963

Fusion Telecommunications International, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$ 10,978	$ 20,370
Accounts receivable, net of allowance	2,258,627	2,721,585
Prepaid expenses and other current assets	121,754	103,009
Assets held for sale	1,042	1,089
Current assets from discontinued operations	11,159	12,449
Total current assets	2,403,560	2,858,502
Property and equipment, net	1,037,295	1,124,398
Other assets:
Security deposits	13,330	13,330
Restricted cash, net of current portion	533,437	533,437
Intangible assets, net	388,667	409,000
Other assets	51,366	39,486
Total other assets	986,800	995,253
TOTAL ASSETS	$ 4,427,655	$ 4,978,153
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Promissory notes payable - non-related parties	$ 673,372	$ 683,870
Promissory notes payable - related parties	3,382,625	2,420,625
Capital lease/equipment financing obligations, current portion	3,199	4,550
Escrow payable	80,000	155,000
Accounts payable and accrued expenses	8,837,225	9,178,674
Current liabilities from discontinued operations	150,274	165,274
Total current liabilities	13,126,695	12,607,993
Long-term liabilities:
Other long-term liabilities	428,361	428,646
Total long-term liabilities	428,361	428,646
Commitments and contingencies
Stockholders' deficit:
Preferred stock	73	73
Common stock	1,336,315	1,320,105
Capital in excess of par value	135,755,214	135,613,755
Accumulated deficit	(146,219,003)	(144,992,419)
Total stockholders' deficit	(9,127,401)	(8,058,486)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 4,427,655	$ 4,978,153

Fusion Telecommunications International, Inc. and Subsidiaries

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2011	2010
Net loss	$ (1,226,584)	$ (1,543,568)
(Income) loss from discontinued operations	(8,212)	1,373
Interest expense, net of interest income	48,287	49,467
Depreciation and amortization	168,538	231,875
EBITDA	(1,017,971)	(1,260,853)
Stock-based compensation expense	23,682	68,227
Adjusted EBITDA	$ (994,289)	$ (1,192,626)